Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Contango Silver & Gold Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3431051
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 388-7770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Van Nieuwenhuyse

President and Chief Executive Officer

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 388-7770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson

Paul Monsour

Holland & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

(713) 821-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated March 27, 2026

PROSPECTUS

Contango Silver & Gold Inc.

Up to 1,597,301 Shares of Common Stock

This prospectus relates to shares of our common stock, par value $0.01 per share, that we may issue, from time to time, upon exchange, retraction, or redemption of exchangeable shares of 1566004 B.C. Ltd., a British Columbia company, which is our wholly-owned Canadian subsidiary that is referred to in this prospectus as the “Acquiror.” We refer to the exchangeable shares of the Acquiror as the “Exchangeable Shares” and to Contango Silver & Gold Inc., formerly known as Contango ORE, Inc., as the “Company,” “Contango”, “we,” “us” or “our.”

In connection with our acquisition (the “Arrangement”) of all of the issued and outstanding common shares of Dolly Varden Silver Corporation (“Dolly Varden”), the Exchangeable Shares were issued by the Acquiror to former Dolly Varden shareholders who made a valid election to receive those shares in lieu of receiving shares of our common stock. The issuance of the Exchangeable Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was made in reliance upon the exemption from registration under Section 3(a)(10) of the Securities Act on the basis that the issuance was of the approved by the Supreme Court of British Columbia. Each Exchangeable Share may be exchanged at the election of the holder for one share of our common stock. In addition, under certain circumstances, the Acquiror can redeem the Exchangeable Shares in exchange for shares of our common stock on a one-for-one basis.

Because the shares of our common stock offered by this prospectus will be issued only in exchange for, or upon retraction or redemption of, the Exchangeable Shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”. On March 26, 2026 the closing price of our shares of common stock, as quoted on the NYSE American, was $16.69 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

The date of this prospectus is     , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, a former Dolly Varden shareholder may from time to time offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities a former Dolly Varden shareholder may offer. Each time a former Dolly Varden shareholder sells any of the securities described herein, it may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor any former Dolly Varden shareholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus, which is contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project, Lucky Shot Project and Johnson Tract Project (each as defined below) have been prepared in accordance with S-K 1300. The Technical Report Summaries for the Manh Choh Project, Lucky Shot Project and Johnson Tract Project are included as Exhibits 96.1, 96.2 and 96.3, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the properties leased or controlled by Contango;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with cash flows from operations and current cash reserves;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations;

•	Pending and future litigation; and

•	The anticipated impact of the Company’s acquisition of Dolly Varden Silver Corporation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Availability of and ability to raise capital to fund capital expenditures;

•	Ability to repay indebtedness when due;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to consummate and realize the anticipated benefits of strategic transactions;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Exploration and operational risks associated with the mining industry;

•	Timing and successful discovery of natural resources;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability and costs of materials and operating equipment;

•	Potential mechanical failure or under performance of facilities and equipment;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Worldwide economic conditions;

•	Geopolitical conflicts and any resulting sanctions;

•	Federal and state legislation and regulation that affects or respects mining development and activities;

•	Impact of new and potential mining operating and safety standards;

•	Environmental and regulatory, health and safety risks;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Actions or inactions of third-parties;

•	Strength and financial resources of competitors;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms; and

•	Risks related to title to properties.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

Contango engages in the exploration for and development of gold ore and associated minerals. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30% membership interest, and the Royal Gold subsidiary sold all of its interests, in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska (the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30% membership interest in the Peak Gold JV, and KG Mining holds a 70% membership interest in the Peak Gold JV and serves as the manager of the Peak Gold JV, which operates the Manh Choh mines.

The Company conducts its business through the following means:

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its 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 acres of State of Alaska mining claims (collectively, the “Peak Gold JV Property”), including the Main and North Manh Choh deposits (“Manh Choh” or the “Manh Choh Project”);

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its wholly-owned subsidiary Contango Mining Canada Inc. (British Columbia), which holds 100% equity in HighGold Mining Inc., which in turn owns J T Mining, Inc., leasing approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”) from Cook Inlet Region, Inc. (“CIRI”), 125 miles southwest of Anchorage, Alaska;

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its wholly-owned subsidiary Contango Lucky Shot Alaska, LLC (“LSA”), leasing approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Property”) in the Willow Mining District, approximately 75 miles north of Anchorage, Alaska;

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its wholly-owned subsidiary Contango Minerals Alaska, LLC, controlling approximately 145,280 acres of State mining claims, including: (i) approximately 69,780 acres northwest of Peak Gold JV (“Eagle/Hona Property”), (ii) approximately 14,800 acres northeast of Peak Gold JV (“Triple Z Property”), (iii) approximately 52,700 acres in the Richardson district (“Shamrock Property”), and (iv) approximately 8,000 acres near Lucky Shot (“Willow Property”) (collectively, the “Minerals Property”);

•

its wholly-owned subsidiary Avidian Gold Alaska Inc., controlling approximately 11,711 acres of State mining claims and leases, including: (i) approximately 1,021 acres near Fort Knox Gold Mine (“Amanita NE Property”), (ii) approximately 10,690 acres in Valdez Creek Mining District (“Golden Zone Property”), and leasing approximately 3,380 acres near Fort Knox (“Amanita Property”) (collectively, the “Avidian Properties”); and

•	its subsidiary Dolly Varden, a mineral exploration company that owns 100% of the Kitsault Valley Project, a 163-square kilometer property comprising the Dolly Varden and Homestake Ridge properties located in the Golden Triangle of British Columbia, Canada, 25 kilometers by road to tidewater, which hosts high-grade silver and gold resources along with the past-producing Dolly Varden and Torbrit silver mines, and which, together with six additional properties in the same region, encompasses a combined area of approximately 100,000 hectares (the “Kitsault Valley Project” and with the Johnson Tract Project, Lucky Shot Property, Contango Minerals Property, and Avidian Properties, the “Contango Properties”).

The Company’s Manh Choh Project is in the production stage, while all other projects are in the exploration stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 388-7770 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus.

The Offering

Common stock offered by the Company	Up to 1,597,301 shares of common stock issuable upon exchange, retraction or redemption of up to 1,597,301 Exchangeable Shares of Acquiror.

Exchangeable Shares	The Exchangeable Shares were issued to eligible Canadian shareholders of Dolly Varden who elected to receive Exchangeable Shares in lieu of shares of common stock of the Company in connection with the Arrangement. The rights of holders of Exchangeable Shares, including exchange rights, are described in the Exchangeable Share Support Agreement, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2026, and the Voting and Exchange Trust Agreement, which is filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2026, each of which is incorporated by reference into the registration statement of which this prospectus forms a part.

Use of proceeds	Because the shares of common stock offered by this prospectus will be issued upon exchange, retraction or redemption of the Exchangeable Shares, we will not receive any cash proceeds from this offering.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Company’s securities.

NYSE American symbol	“CTGO”

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any subsequently filed report, each of which are incorporated herein by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Exchangeable Shares

Holders of Exchangeable Shares are expected to experience a delay in receiving shares of our common stock from the date they request an exchange, which may affect the value of the shares the holder receives in an exchange.

Holders of Exchangeable Shares who request shares of our common stock in exchange for their Exchangeable Shares will not receive shares of our common stock until several business days after their request is received by the Company. During this period, the market price of our common stock may increase or decrease. Any such increase or decrease could affect the amount of consideration received by such holder of Exchangeable Shares upon a subsequent sale of the common stock received in the exchange.

USE OF PROCEEDS

Because the common stock will be issued upon exchange of the Exchangeable Shares, we will receive no cash proceeds from the offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. This summary is not complete and is qualified by reference to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its Bylaws (the “Bylaws”).

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock and 15,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

Our common stock is fully paid and non-assessable. Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of Preferred Stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. Our common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of Preferred Stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company (the “Board”) and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Our common stock is listed on the NYSE American under the symbol “CTGO”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue Preferred Stock in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of Preferred Stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

The Company has one share of Preferred Stock outstanding, designated as “Series A Special Voting Preferred Stock,” which was issued for the sole purpose of giving the Exchangeable Shares the benefit of voting rights similar to the voting rights attributable to our common stock. No other Preferred Stock is outstanding and the Board has no intention at the present time of issuing Preferred Stock in the future. However, the Board could issue a series of Preferred Stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

THE EXCHANGEABLE SHARES

The rights of holders of Exchangeable Shares, including exchange rights, are described in the Exchangeable Share Support Agreement, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2026, and the Voting and Exchange Trust Agreement, which is filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2026, each of which is incorporated by reference into the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The Exchangeable Shares were issued to eligible Dolly Varden shareholders as consideration in connection with the Arrangement, which closed on March 26, 2026. The shares of common stock offered in this prospectus will be issued in exchange for Exchangeable Shares as described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to this registration statement of which this prospectus forms a part. No broker, dealer or underwriter has been engaged in connection with this offering.

NOTICE TO CANADIAN RESIDENTS

This prospectus constitutes an offering of securities only in the United States of America and is not, and under no circumstances is it to be construed as, a prospectus, an advertisement or a public offering of the shares of common stock in Canada. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or the merits of the shares of common stock described herein, and any representation to the contrary is an offense.

The shares of common stock to which this prospectus relates will be issued to former shareholders of Dolly Varden who received Exchangeable Shares as consideration in connection with the Arrangement and who subsequently exchange, retract, or have redeemed such Exchangeable Shares for shares of common stock of the Company. Holders of Exchangeable Shares who are residents of Canada are advised to consult with their own legal advisors with respect to applicable Canadian resale restrictions prior to reselling any shares of common stock received upon exchange, retraction or redemption of their Exchangeable Shares.

INCOME TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following summary describes the material Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations adopted thereunder (the “Tax Act”) in respect of an exchange, redemption or other disposition of Exchangeable Shares, and the holding and disposition of shares of our common stock acquired upon the exchange or redemption of the Exchangeable Shares, generally applicable to a beneficial owner of Exchangeable Shares who, for purposes of the Tax Act and at all relevant times: (i) is: (a) a resident of Canada for purposes of the Tax Act and not exempt from tax under Part I of the Tax Act; or (b) a “Canadian partnership” within the meaning of the Tax Act, other than a Canadian partnership all the members of which are exempt from tax under Part I of the Tax Act; (ii) holds Exchangeable Shares and will hold shares of our common stock as capital property; and (iii) deals at arm’s length with, and is not affiliated with, Contango, CallCo (as defined below) or the Acquiror (an “Eligible Holder”). Exchangeable shares and shares of our common stock will generally be considered to be capital property to a holder unless such Exchangeable Shares or shares of our common stock are held by the holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

Certain Eligible Holders whose Exchangeable Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Exchangeable Shares, and every other “Canadian security” (as defined in the Tax Act) owned by such Eligible Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. However, Exchangeable Shares of an Eligible Holder in respect of which a valid election was made under subsection 85(1) or 85(2) of the Tax Act in connection with the Arrangement will not qualify as Canadian securities to such Eligible Holder for this purpose. For the avoidance of doubt, the shares of our common stock will not qualify as Canadian securities for the purposes of the election under subsection 39(4) of the Tax Act. Eligible Holders should consult their own tax advisors for advice as to whether the election is available or advisable in their own particular circumstances.

This summary does not apply to an Eligible Holder: (i) an interest in which is a “tax shelter investment” as defined in the Tax Act; (ii) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (iii) that is a “specified financial institution” as defined in the Tax Act; (iv) that has made a functional currency election to report its “Canadian tax results” within the meaning of Section 261 of the Tax Act in a currency other than Canadian currency; (v) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the Arrangement, controlled by a non-resident person (or a group of persons that do not deal at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act; (vi) in respect of whom Contango is or will be a foreign affiliate within the meaning of the Tax Act; or (vii) who has entered into, or will enter into, a “dividend rental arrangement,” “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement,” each as defined in the Tax Act, with respect to its Exchangeable Shares or shares of our common stock. Any such Eligible Holders should consult their own tax advisors.

This summary is based on the provisions of the Tax Act in force as of the date prior to the date hereof, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Tax Amendments”) and assumes that all Proposed Tax Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Tax Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law whether by legislative, regulatory, administrative or judicial action or administrative policy or assessing practice nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to holders of Exchangeable Shares. This summary is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular holder, and no representations concerning the tax consequences to any particular holder are made. The tax consequences of an exchange, redemption or other disposition of Exchangeable Shares, and the holding and disposition of shares of our common stock acquired upon the exchange or redemption of the Exchangeable Share will vary according to the holder’s particular circumstances. Consequently, holders are urged to consult their own tax advisors to determine the particular tax effects to them under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws, having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act. In particular, the amount of dividends to be included in the income of, and the amount of capital gains or capital losses realized by, an Eligible Holder of Exchangeable Shares or shares of our common stock, as applicable, may be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Call Rights

1566002 B.C. Unlimited Liability Company, an unlimited liability company, directly and wholly-owned by Contango, existing under the laws of the Province of British Columbia, Canada (“CallCo”) and Contango have certain rights (the “Call Rights”) to acquire Exchangeable Shares from Eligible Holders in certain circumstances. Contango is of the view that the Call Rights have only a nominal fair market value and accordingly no amount should be allocated to the Call Rights. This summary assumes that the Call Rights have nominal value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view. Eligible Holders should consult with their own tax advisors concerning this possibility.

Redemption, Retraction, Exchange and Disposition of Exchangeable Shares

Under the Exchangeable Shares provisions, an Eligible Holder should finally dispose of Exchangeable Shares (i) on a redemption (including pursuant to a retraction request) of such Exchangeable Shares by the Acquiror, and/or (ii) on an acquisition of such Exchangeable Shares by CallCo or Contango. However, as described below, the Canadian federal income tax consequences of the disposition will be different depending on whether the event giving rise to the disposition is a redemption (including pursuant to a retraction request) or an acquisition. Eligible Holders have certain rights under the Exchangeable Share provisions that may affect whether the relevant disposition occurs by way of a redemption or an acquisition and such Eligible Holders should consult their own tax advisors in relation to the potential exercise of any such rights.

On the redemption (including pursuant to a retraction request) of an Exchangeable Share by the Acquiror, an Eligible Holder will generally be deemed to receive a dividend equal to the amount, if any, by which the aggregate redemption proceeds exceed the paid-up capital (for purposes of the Tax Act) of the Exchangeable Share immediately prior to the time the Exchangeable Share is so redeemed. On the redemption, the Eligible Holder will be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of the foregoing deemed dividend. The Eligible Holder will realize a capital loss (or capital gain) equal to the amount by which the sum of (i) the adjusted cost base to such Eligible Holder of the Exchangeable Share immediately prior to the disposition, and (ii) any reasonable costs of disposition, exceeds (or is less than) the proceeds of disposition. For this purpose, the “redemption proceeds” of such Exchangeable Share will be equal to the fair market value of a share of our common stock received on the redemption or retraction, plus an amount equal to declared and unpaid dividends on the Exchangeable Share. The amount of any such deemed dividend will be generally subject to the tax treatment described in the section titled “Dividends on Exchangeable Shares” below. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains or Capital Losses”.

In the case of an Eligible Holder of Exchangeable Shares that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition or a capital gain and not as a dividend pursuant to subsection 55(2) of the Tax Act. Eligible Holders that are corporations should consult their own tax advisors having regard to their own circumstances for advice with respect to the potential application of these provisions.

Acquisition of Exchangeable Shares by Contango or CallCo

On the acquisition of an Exchangeable Share by CallCo or Contango (including by Contango pursuant to a retraction request by an Eligible Holder), an Eligible Holder will generally be considered to realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (i) the adjusted cost base of the Exchangeable Share to such Eligible Holder immediately prior to the disposition, and (ii) any reasonable costs of disposition. For this purpose, the proceeds of disposition in respect of an acquisition of an Exchangeable Share by CallCo or Contango will be equal to the fair market value of a share of our common stock received on the exchange, plus an amount equal to declared and unpaid dividends on the Exchangeable Share. The acquisition of an Exchangeable Share by CallCo or Contango will not result in a deemed dividend. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains and Capital Losses”.

Disposition of Exchangeable Shares other than on Redemption, Retraction or Exchange

A disposition or deemed disposition of Exchangeable Shares by an Eligible Holder, other than on the redemption, retraction or other disposition of such shares to the Acquiror or an acquisition by CallCo or Contango, will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (i) the adjusted cost base of the Exchangeable Share to such Eligible Holder immediately prior to the disposition, and (ii) any reasonable costs of disposition. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains and Capital Losses”.

Acquisition and Disposition of Common Stock

The cost of a share of our common stock received by an Eligible Holder on the redemption or retraction of an Exchangeable Share by the Acquiror or on the acquisition of an Exchangeable Share by CallCo or Contango will be equal to the fair market value of such share of our common stock at the time of such event, and will be averaged with the adjusted cost base of any other shares of our common stock held at that time by such Eligible Holder as capital property for the purpose of determining the adjusted cost base of all shares of our common stock held by such Eligible Holder.

A disposition or deemed disposition of a share of our common stock by an Eligible Holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the total of (i) the adjusted cost base of the share of our common stock to such Eligible Holder immediately prior to the disposition, and (ii) any reasonable costs of disposition. The general tax treatment of capital gains and capital losses is discussed below under the section titled “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

In general, one-half of a capital gain realized by an Eligible Holder must be included in computing such Eligible Holder’s income as a taxable capital gain in the taxation year of disposition. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized by the Eligible Holder in the taxation year of disposition. Allowable capital losses in excess of taxable gains for the taxation year of disposition generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains (but not against other income), to the extent and under the circumstances set out in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Exchangeable Shares or shares of our common stock, as applicable, by an Eligible Holder that is a corporation may be reduced by the amount of dividends which have been previously received or deemed to have been received by it on such Exchangeable Shares or shares of our common stock (as applicable) (or shares substituted for such Exchangeable Shares or shares of our common stock) to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where an Eligible Holder that is a corporation is, directly or indirectly through a partnership or trust, a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares or shares of our common stock, as applicable. Eligible Holders to whom these rules may be relevant should consult their own tax advisors.

An Eligible Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” or, at any time in a relevant taxation year, is a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains.

A taxable capital gain realized by an individual, or certain trusts, may give rise to a liability for alternative minimum tax under the Tax Act.

Dividends on Exchangeable Shares

A dividend received or deemed to be received on the Exchangeable Shares by an Eligible Holder who is an individual (other than certain trusts) will be included in computing such Eligible Holder’s income, subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Certain dividends may be eligible for the enhanced gross-up and dividend tax credit, to the extent designated as an “eligible dividend” by the Acquiror. A dividend received by an individual, or certain trusts, may also give rise to alternative minimum tax under the Tax Act, depending on the circumstances.

A dividend received or deemed to be received on Exchangeable Shares by an Eligible Holder that is a corporation will be included in the corporation’s income and will generally be deductible in computing its taxable income, subject to the restrictions and limitations under the Tax Act. Where an Eligible Holder that is a corporation receives or is deemed to receive a dividend on Exchangeable Shares and such dividend is deductible in computing such Eligible Holder’s income, all or part of the dividend may be treated as proceeds of disposition or a capital gain and not as a dividend pursuant to subsection 55(2) of the Tax Act, the taxable portion of which must be included in computing the Eligible Holder’s income.

Certain Eligible Holders that are corporations, including “private corporations” and “subject corporations” (as such terms are defined in the Tax Act) may be liable to pay tax under Part IV of the Tax Act (refundable in certain circumstances) to the extent that the dividends received or deemed to be received on Exchangeable Shares are deductible in computing such Eligible Holder’s taxable income.

An Eligible Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” or, at any time in a relevant taxation year, is a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” as defined in the Tax Act, including any dividends that are not deductible in computing taxable income.

If Contango or CallCo, or any other person with whom Contango does not deal at arm’s length (or any trust or partnership of which such person is a beneficiary or member), is a “specified financial institution” for purposes of the Tax Act at the time that dividends are paid on the Exchangeable Shares, dividends received or deemed to be received by an Eligible Holder that is a corporation will not be deductible in computing such holder’s taxable income. Contango is of the view that, at this time, neither Contango nor CallCo is a “specified financial institution” for purposes of the Tax Act.

Provided that the Acquiror (or any successor to the Acquiror by amalgamation) makes an election under section 191.2 of the Tax Act as it has agreed to do, an Eligible Holder who is a corporation and who receives or is deemed to receive a dividend on the Exchangeable Shares will not be subject to tax under Part IV.1 of the Tax Act.

For U.S. withholding tax considerations, see “Material U.S. Federal Income Tax Consequences”. Eligible Holders should consult their own tax advisors in relation to any foreign tax credit or deduction which may be available in respect of such U.S. withholding tax, and the limitations under the Tax Act in that regard.

Dividends on Common Stock

A dividend received or deemed to be received on shares of our common stock by an Eligible Holder who is an individual will be included in computing such Eligible Holder’s income for the taxation year in which such dividends are received and will not be subject to the gross-up and dividend tax credit rules in the Tax Act.

A dividend received or deemed to be received on shares of our common stock by an Eligible Holder that is a corporation will be included in the corporation’s income and will generally not be deductible in computing its taxable income.

An Eligible Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” or, at any time in a relevant taxation year, is a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including any dividends received on shares of our common stock.

Any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to the specific rules and limitations under the Tax Act, to be credited against the Eligible Holder’s income tax or deducted from income. Eligible Holders should consult their own tax advisors in relation to any foreign tax credit or deduction which may be available in respect of such U.S. withholding tax, and the limitations under the Tax Act in that regard.

Foreign Property Information Reporting

An Eligible Holder who is a “specified Canadian entity” as defined in the Tax Act for a taxation year or fiscal period whose total cost amount of “specified foreign property” as defined in the Tax Act, which includes shares of our common stock and the Exchangeable Shares (including any ancillary rights received by the Eligible Holder in respect of the Exchangeable Shares), at any time in the year or fiscal period exceeds C$100,000, is required to file an information return for the year or period disclosing prescribed information in respect of such property. Eligible Holders to whom these rules may be relevant should consult their own tax advisors.

Eligibility for Investment

Subject to the provisions of any particular plan and based on the provisions of the Tax Act in force as of the date prior to the date hereof, shares of our common stock will be “qualified investments” under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), deferred profit sharing plans, registered education savings plans (“RESPs”), first home savings accounts (“FHSAs”), registered disability savings plans (“RDSPs”) and tax-free savings accounts (“TFSAs”) (collectively, RRSPs, RRIFs, RESPs, FHSAs, RDSPs and TFSAs are referred to as “Registered Plans”), provided that the shares of our common stock are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes NYSE-A).

Notwithstanding the foregoing, the annuitant, holder or subscriber, as applicable, of a Registered Plan will be subject to a penalty tax in respect of shares of our common stock held by a trust governed by such Registered Plan, if such shares of our common stock are a “prohibited investment” for such Registered Plan for the purposes of the Tax Act. Shares of our common stock will not be a prohibited investment for a Registered Plan, provided that the annuitant, holder or subscriber, as applicable, of such a Registered Plan: (i) deals at arm’s length with Contango for purposes of the Tax Act and (ii) does not have a “significant interest” within the meaning of the Tax Act for the purposes of the prohibited investment rules in Contango. In addition, shares of our common stock will not be a prohibited investment if the shares of our common stock are “excluded property” as defined in the Tax Act for trusts governed by a Registered Plan. Holders who intend to hold shares of our common stock in a Registered Plan should consult their own tax advisors.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) who receive solely shares of our common stock in exchange for Exchangeable Shares (the “Exchange” for purposes of this summary).

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. Except as explicitly set forth herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation or regulations. No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Plan of Arrangement, including the exchange of Exchangeable Shares for our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to Non-U.S. Holders as a result of the Exchange. In addition, this summary does not address U.S. Holders (as defined below) and does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences applicable to such Non-U.S. Holder, nor does this summary address the U.S. federal income tax considerations of the Exchange to holders that are subject to special provisions under the Code, including the following holders: (a) holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) holders that are dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) holders subject to the alternative minimum tax provisions of the Code; (e) holders that own Exchangeable Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) holders that hold Exchangeable Shares other than as a capital asset within the meaning of Section 1221 of the Code; (g) holders that own or have owned directly, indirectly or constructively, 10% or more of the Acquiror’s voting securities; (h) holders that are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; (i) holders that are U.S. expatriates or former long-term residents of the United States; (j) holders that hold, have held, or will hold, directly, indirectly or constructively, more than 5% of the shares of our common stock; (k) certain former citizens or long-term residents of the United States; (l) holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein; and (m) holders that are corporations incorporated outside the United States that are nonetheless treated as U.S. persons for U.S. federal income tax purposes. Holders of Exchangeable Shares that are subject to special provisions under the Code, including holders described above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the Exchange.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes owns Exchangeable Shares, the U.S. federal income tax consequences of the Exchange to such partnership and the partners of such partnership generally will depend upon the activities of the partnership and status of such partners. Holders that are classified as partnerships for U.S. federal income tax purposes, and the partners of such entities, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange.

This summary does not address any U.S. estate, state, local or foreign tax consequences relating to the Exchange or any consequences under the alternative minimum tax provisions of the Code or the tax on net investment income imposed by Section 1411 of the Code. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. estate, state, local and foreign tax consequences arising from and relating to the Exchange.

For purposes of this summary, a “U.S. Holder” means for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S. or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S.

person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not address the tax consequences of the Exchange to any U.S. Holder.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner (for U.S. federal income tax purposes) of Exchangeable Shares other than a U.S. Holder. The U.S. federal income tax consequences to Non-U.S. Holders depend in significant part on the provisions of the specific treaty, if any, in place from time to time between the United States and the Non-U.S. Holder’s jurisdiction. Non-U.S. Holders are urged to consult a tax advisor who has knowledge of the particular treaty provisions applicable to the Non-U.S. Holder in order to accurately determine the specific tax treatment applicable to them. The following is therefore a very general discussion of such treatment without specific reference to any particular treaty.

U.S. Federal Income Tax Characterization of the Exchangeable Shares

There is no direct authority addressing the characterization and treatment for U.S. federal income tax purposes of instruments with the terms of the Exchangeable Shares under the facts of the Plan of Arrangement. Because the Exchangeable Shares are exchangeable into our common stock, have dividend rights based on the dividends paid with respect to our common stock, and have the benefit of voting rights similar to the voting rights attributable to our common stock, Contango and the Acquiror intend to take the position that the Exchangeable Shares should be treated as voting common stock of Contango for U.S. federal income tax purposes.

However, this characterization is not binding on the IRS, and the IRS or the courts could treat the Exchangeable Shares as stock of the Acquiror for U.S. federal income tax purposes. Neither Contango nor the Acquiror has requested, nor do they intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the U.S. federal income tax classification of the Exchangeable Shares.

Tax Consequences to Non-U.S. Holders Arising from the Exchange

Consequences if the Exchangeable Shares Are Treated as Common Stock of Contango

If the Exchangeable Shares are treated as stock of Contango for U.S. federal income tax purposes, as discussed above in the discussion titled “U.S. Federal Income Tax Characterization of the Exchangeable Shares,” and except as described below, Non-U.S. Holders will generally not be subject to U.S. federal income tax on the gain (if any) realized in the Exchange.

If Contango is or has been a “U.S. real property holding corporation,” or “USRPHC,” for U.S. federal income tax purposes during the shorter of the five-year period preceding the Exchange, or the Non-U.S. Holder’s holding period for the Exchangeable Shares, a Non-U.S. Holder in the Exchange may nonetheless be subject to U.S. federal income tax as described below in “Dispositions of Shares of Contango Common Stock” as a result of Contango constituting a USRPHC, unless (A) the Exchangeable Shares are regularly traded on an established securities market and such Non-U.S. Holder has never beneficially owned, directly, indirectly, or constructively, more than 5% of the Exchangeable Shares, (B) the common stock of Contango is, but the Exchangeable Shares are not, regularly traded on an established securities market, under applicable Treasury Regulations, and on the date such Non-U.S. Holder acquired the Exchangeable Shares such Exchangeable Shares had a fair market value no greater than 5% of the fair market value of the then outstanding shares of our common stock, or (C) our common stock is not regularly traded on an established securities market, under applicable Treasury Regulations, or is regularly traded on an established securities market, under applicable Treasury Regulations, and such Non-U.S. Holder will own, directly, indirectly, or constructively, more than 5% of the then outstanding shares of our common stock immediately following the Exchange, and (i) the Exchangeable Shares are regularly traded on an established securities market and such Non-U.S. Holder has beneficially owned, directly, indirectly, or constructively, more than 5% of the Exchangeable Shares at any time during the applicable period described above, or (ii) the Exchangeable Shares are not regularly traded on an established securities market and on the date such Non-U.S. Holder files a United States federal income tax return that contains a statement meeting the requirements of Temporary Treasury Regulations Section 1.897-5T(d)(1)(iii), and in each case determined under applicable Treasury Regulations. The application of the foregoing rules is not clear for instruments with the terms of the Exchangeable Shares under the facts of the Plan of Arrangement and the Transaction, and certain other exceptions to these rules may apply.

Contango believes it currently is, has been, and expects to continue to be for the foreseeable future, a USRPHC. Because the determination of whether Contango is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, it is possible Contango may (or may not) remain a USRPHC in the future. The provisions of the Code and Treasury Regulations regarding these determinations are complex and subject to differing interpretations. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.

Consequences if the Exchangeable Shares Are Not Treated as Stock of Contango

If the Exchangeable Shares are not treated as stock of Contango for U.S. federal income tax purposes as discussed above in the discussion titled “U.S. Federal Income Tax Characterization of the Exchangeable Shares,” the tax consequences of the Exchange to a Non-U.S. Holder generally will be subject to the rules discussed below in the discussion titled “Dispositions of Shares of Contango Common Stock.” In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain (if any) realized in the Exchange unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, if required by an applicable treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder, in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise. Non-U.S. Holders described in (i) and (ii) above should consult the corresponding descriptions contained in the discussion entitled “Dispositions of Shares of Contango Common Stock” for a description of the applicable tax consequences of the Exchange.

In addition, because Contango believes it currently is, has been, and expects to continue to be for the foreseeable future a USRPHC, the description under “Consequences if the Exchangeable Shares Are Treated as Common Stock of Contango” relating to the consequences of USRPHC status may also apply (subject to the potential application of certain other exceptions including, without limitation, if Acquiror is not treated as a USRPHC for U.S. federal income tax purposes during the shorter of the five-year period preceding the Exchange or the Non-U.S. Holder’s holding period for the Exchangeable Shares).

Tax Consequences to Non-U.S. Holders Arising from the Ownership or Disposition of Shares of Contango Common Stock

Receipt of Distributions on Shares of Contango Common Stock

Distributions, if any, received with respect to the shares of our common stock out of Contango’s current or accumulated earnings and profits (including distributions on Exchangeable Shares treated as dividends on common stock of Contango), as determined for U.S. federal income tax purposes, will be subject to U.S. withholding tax at a rate of 30% (or lower applicable treaty rate) unless the Non-U.S. Holder establishes that such dividends are effectively connected with such holder’s U.S. trade or business. A Non-U.S. Holder may be able to claim benefits (if any) under an applicable treaty with respect to such withholding taxes. In order to claim such benefits, a Non-U.S. Holder must provide certain U.S. tax forms and certificates to establish an exemption from or reduction in U.S. withholding taxes under the income tax treaty applicable to such Non-U.S. Holder. In the event that a distribution is declared on our common stock, Contango intends to collect the applicable U.S. tax forms and certificates from Non-U.S. Holders. However, there can be no assurance that treaty benefits will be available and Non-U.S. Holders should consult their tax advisors as to the applicability of treaty benefits in such circumstances. In addition, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends received that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business or, if required by an applicable treaty attributable to a permanent establishment by the Non-U.S. Holder, in the United States. A Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) on dividend income that is effectively connected with a U.S. trade or business. To the extent a distribution exceeds Contango’s current or accumulated earnings and profits, it will first constitute a tax-free return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of a Non-U.S. Holder’s shares of our common stock. Any remainder will constitute capital gain from the disposition of our common stock, the treatment of which is described below.

Contango believes it is a USRPHC. If Contango is a USRPHC and does not qualify for the “regularly traded exception” (as discussed above in the discussion titled “Consequences if the Exchangeable Shares Are Treated as Common Stock of Contango”), distributions which constitute a return of capital or gain will be subject to withholding tax at a rate of 15% unless a withholding certificate is obtained from the IRS to reduce or eliminate such withholding.

Dispositions of Shares of Contango Common Stock

Except as otherwise described below in the discussions of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or Exchangeable Shares unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•

the Non-U.S. Holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs, and other conditions are met; or

•

the our common stock constitutes a United States real property interest by reason of Contango’s status as a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, the our common stock, and, in the case where shares of our common stock is regularly traded on an established securities market, the Non-U.S. Holder owns, or are treated as owning, more than 5% of our common stock at any time during the foregoing period.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). Contango believes it currently is, has been, and expects to continue to be for the foreseeable future, a USRPHC, and this discussion assumes this is the case. However, because the determination of whether Contango is a USRPHC depends on the fair market value of Contango’s U.S. real property relative to the fair market value of Contango’s other business assets, there can be no assurance that Contango will remain a USRPHC in the future. Even if Contango is a USRPHC, however, as long as Contango’s common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if a Non-U.S. Holder actually or constructively holds more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, our common stock. No assurance can be provided that Contango’s common stock will be regularly traded on an established securities market at all times for purposes of the rules described above.

A Non-U.S. Holder described in the first bullet above will generally be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates (and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate), unless otherwise provided by an applicable income tax treaty. A Non-U.S. Holder described in the second bullet above will generally be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult their tax advisor with respect to whether any applicable income tax or other treaties may provide for different rules.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the shares of our common stock or Exchangeable Shares and the proceeds from a sale or other disposition of such shares. Holders of shares of our common stock or Exchangeable Shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act Withholding

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively, FATCA, generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity and provides certain information with respect to such U.S. owners, certifies that there are none or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from the sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the United States and a Non-U.S. Holder’s country of tax residence may modify the requirements described in this paragraph. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Receipt of Distributions on Shares of Contango Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES RELATING TO THE ARRANGEMENT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2025 and 2024, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Dolly Varden Silver Corporation as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K of the Company filed on March 27, 2026, have been audited by Davidson & Co., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus and the accompanying prospectus concerning estimates of our mineral resources for the Manh Choh Project and Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or Lucky Shot TRS.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Johnson Tract Project was derived from the Technical Report Summary for such property, and has been included herein upon the authority of SRK Consulting (Canada) Inc., James Gray, P.Geo, Advantage Geoservices, Jeffery B. Austin, P.Eng, International Metallurgical and Environmental, Inc., Gregory Gold, PE, QP, MBA, Stantec Consulting Services Inc., and Dave G Larimer, CPG, as qualified persons with respect to the matters covered by such report and in giving such report. Except for Dave G. Larimer, none of SRK Consulting (Canada) Inc., James Gray, Advantage Geoservices, Jeffery B. Austin, International Metallurgical and Environmental, Inc., or Gregory Gold, Stantec Consulting Services Inc., is an employee of the Company or the Peak Gold JV, and none of them is affiliated with the Company, the Peak Gold JV, or another entity that has an ownership, royalty or other interest in the Johnson Tract property that is the subject of the Johnson Tract TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or at our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026;

•	our Definitive Proxy Statement for the 2026 special meeting of stockholders on Schedule 14A filed with the SEC on February 13, 2026;

•

the description of our securities set forth in Exhibit 4.4 of Contango’s Annual Report on Form 10-K filed with the SEC on March 16, 2026, including any amendment or report filed for the purposes of updating such description; and

•

our Current Reports on Form 8-K filed with the SEC (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K) on February 12, 2026, February  18, 2026, March 19,  2026, and March 27, 2026.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango Silver & Gold Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 388-7770

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$3,749.98
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$3,749.98

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to its stockholders for monetary damages for a breach of fiduciary duty as a director, except for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unlawful dividends and stock repurchases or (iv) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL. Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date

2.1	Arrangement Agreement, dated as of May 1, 2024, by and among the Company, Contango Mining Canada Inc., and HighGold Mining Inc.		8-K	001-35770	10.1	05/06/2024

2.2	Arrangement Agreement, dated as of December 7, 2025, by and among Contango ORE, Inc., 1566004 B.C. Ltd. and Dolly Varden Silver Corporation.		8-K	001-35770	2.1	12/11/2025

2.3	Amending Agreement, effective February 11, 2026, by and among Contango ORE, Inc., 1566004 B.C. Ltd. and Dolly Varden Silver Corporation.		8-K	001-35770	2.1	3/27/2026

3.1	Certificate of Incorporation of Contango ORE, Inc.		10/A2	000-54136	3.1	11/26/2010

3.2	Certificate of Amendment to Certificate of Incorporation of Contango ORE, Inc.		8-K	001-35770	3.1	12/17/2020

3.3	Certificate of Amendment to Certificate of Incorporation of Contango ORE, Inc.		8-K	001-35770	3.1	03/27/2026

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Special Voting Preferred Stock.		8-K	001-35770	3.2	03/27/2026

3.5	Bylaws of Contango ORE, Inc.		10/A2	000-54136	3.2	11/26/2010

3.6	Amendment No. 1 to the Bylaws of Contango ORE, Inc.		8-K	001-35770	3.1	10/21/2021

4.1	Form of Certificate of Contango ORE, Inc. common stock.		10-Q	001-35770	4.1	11/14/2013

4.2	Form of Convertible Debenture.		8-K	001-35770	4.1	04/09/2022

4.3	Form of Indenture.		S-3	333-283285	4.5	11/15/2024

4.4	Exchangeable Share Support Agreement.		8-K	001-35770	4.1	03/27/2026

4.5	Voting and Exchange Trust Agreement.		8-K	001-35770	4.2	03/27/2026

5.1	Opinion of Holland & Knight LLP.	X

23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.	X

2

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date

23.2	Consent of Baker Tilly US, LLP, Independent Auditor for the Audited Financial Statements of Peak Gold, LLC as of December 31, 2025.	X

23.3	Consent of Davidson & Co.	X

23.4	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).	X

23.5	Consent of Sims Resources LLC.	X

23.6	Consent of SRK Consulting (Canada) Inc.	X

23.7	Consent of James Gray, P.Geo, Advantage Geoservices.	X

23.8	Consent of Jeffery B. Austin, P.Eng, International Metallurgical and Environmental, Inc.	X

23.9	Consent of Gregory Gold, PE, QP, MBA, Stantec Consulting Services Inc.	X

23.10	Consent of Dave G Larimer, CPG.	X

23.11	Consent of Andrew Turner.	X

23.12	Consent of Rachelle Hough.	X

23.13	Consent of Robert Van Egmond.	X

24.1	Power of Attorney (included on signature page hereto).	X

96.1	Technical Report Summary, dated May 12, 2023 on the Manh Choh Project.		8-K	001-35770	96.1	6/02/2023

96.2	Technical Report Summary, dated May 26, 2023 on the Lucky Shot Project.		8-K	001-35770	96.1	6/16/2023

96.3	Technical Report Summary, effective May 12, 2025, as amended on January 12, 2026.		8-K/A	001-35770	96.1	1/13/2026

107	Filing Fee Table.	X

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for purposes of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(1)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(2)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairbanks, State of Alaska, on March 27, 2026.

Contango Silver & Gold Inc.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rick Van Nieuwenhuyse and Michael Clark, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 27, 2026.

Signature	Title

/s/ Rick Van Nieuwenhuyse Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Clark Michael Clark	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Clynt Nauman Clynt Nauman	Chairman

/s/ Michael Cinnamond Michael Cinnamond	Director

/s/ Tim Clark Tim Clark	Director

/s/ Darren Devine Darren Devine	Director

/s/ Brad Juneau Brad Juneau	Director

/s/ Shawn Khunkhun Shawn Khunkhun	Director